                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 AND 1994
                                                                      EXHIBIT 11

             (in millions except per share amounts)

                                                       1995           1994
                                                       ----           ----
PRIMARY:

 Weighted average shares outstanding                      51              51
 Additional shares assuming
  exercise of stock options                                -               *
                                                       -----          ------
   Average shares outstanding as adjusted                 51              51
                                                       =====          ======

 Net income (loss)                                     $  70          $  (18)
 Preferred dividends series C                            (20)            (20)
 Preferred dividends series B                             (2)             (2)
                                                       -----          ------
 Net income (loss) attributable to primary shares      $  48          $  (40)
                                                       =====          ======

 Primary earnings (loss) per common share              $0.93          $(0.79)
                                                       =====          ======

FULLY DILUTED:

 Weighted average shares outstanding                      51              51
 Additional shares assuming:
  Conversion of series C convertible preferred stock      17              17
  Conversion of series B ESOP convertible
   preferred stock                                         2               1
  Conversion of 3.23% convertible subordinated notes      10              10
  Exercise of stock options                                -               *
                                                       -----          ------
   Average shares outstanding as adjusted                 80              79
                                                       =====          ======

 Net income (loss)                                     $  70          $  (18)
 Interest on 3.23% convertible subordinated
  notes net of taxes                                       8               8
 Additional required ESOP contribution
  assuming conversion of series
  B ESOP convertible preferred stock                      (1)             (1)
                                                       -----          ------
 Net income (loss) attributable to fully
  diluted common shares                                $  77          $  (11)
                                                       =====          ======

Fully diluted earnings (loss) per common share         $0.95*         $(0.14)*
                                                       =====          ======

*Antidilutive

                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                FOR SIX MONTHS ENDED DECEMBER 31, 1995  AND 1994
                                                                      EXHIBIT 11
                    (IN MILLONS EXCEPT  PER SHARE AMOUNTS)

                                                                       1995                    1994
                                                                     --------                --------
PRIMARY:

  Weighted average shares outstanding                                      51                      51
  Additional shares assuming
    exercise of stock options                                               -                        *
                                                                     --------                --------
      Average shares outstanding as adjusted                               51                      51
                                                                     ========                ========
  Income  before cumulative effect of
    accounting changes                                               $    270                $     54
  Preferred dividends series C                                            (40)                    (40)
  Preferred dividends series B                                             (4)                     (4)
                                                                     --------                --------
  Income  before cumulative effect of  accounting
    changes attributable to primary shares                                226                      10
  Cumulative effect of accounting changes                                   -                     114
                                                                     --------                --------
  Net income  attributable to primary shares                         $    226                $    124
                                                                     ========                ========
  Primary earnings  per share before
    cumulative effect of accounting changes                              4.40                    0.21
  Cumulative effect of accounting changes                                   -                    2.25
                                                                     --------                --------
  Primary earnings  per common share                                 $   4.40                $   2.46
                                                                     ========                ========
FULLY DILUTED:

  Weighted average shares outstanding                                      51                      51
  Additional shares assuming:
   Conversion of series C convertible preferred stock                      17                      17
   Conversion of series B ESOP convertible
     preferred stock                                                        3                       2
   Conversion of 3.23% convertible subordinated notes                      10                      10
   Exercise of stock options                                                -                        *
                                                                     --------                --------
      Average shares outstanding as adjusted                               81                      80
                                                                     ========                ========
  Income  before cumulative effect of
    accounting changes                                               $    270                $     54
  Interest on 3.23% convertible subordinated
    notes net of taxes                                                     16                      16
  Additional required ESOP contribution assuming conversion
    of series B ESOP convertible preferred stock                           (2)                     (2)
  Income  before cumulative effect of
    accounting changes                                               $    284                $     68
  Cumulative effect of accounting changes                                   -                     114
                                                                     --------                --------
  Net income attributable to fully
    diluted common shares                                            $    284                $ 182.00
                                                                     ========                ========
  Fully diluted earnings per common share
    before cumulative effect of accounting changes                   $   3.52                $   0.85
  Cumulative effect of accounting changes                                   -                    1.43
                                                                     --------                --------
  Fully diluted earnings per common share                            $   3.52                $   2.28
                                                                     ========                ========

* Antidilutive